UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 6, 2009

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-21755		25-1802235
(Commission File Number)		(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA		94555
(Address of Principal Executive Offices)		(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 6, 2009, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of iGATE Corporation (the “Company”), the Board appointed Martin G. McGuinn to the Company’s Board of Directors. Upon his appointment to the Board, Mr. McGuinn will also be appointed to the Compensation and Audit Committees of the Board.

There are no arrangements or understandings between Mr. McGuinn and the Company or any employee or affiliate of the Company, pursuant to which Mr. McGuinn was selected as a director. In addition, neither Mr. McGuinn nor any member of his immediate family has or will have any direct or indirect material interest in any transaction with the Company. Mr. McGuinn qualifies as an “independent director” as that term is defined by Rule 5605(A)(2) of the Nasdaq listing standards.

Upon his appointment to the Board, Mr. McGuinn will be compensated in accordance with the Company’s director compensation program. The compensation structure for the Company’s directors includes: (1) annual cash compensation of $30,000 per annum which Mr. McGuinn may take in cash or shares or split between cash and shares of restricted stock as he may decide, (2) a one time grant of 100,000 stock options to Mr. McGuinn at fair market value, as of the date of his appointment, with 20,000 stock options vesting annually over a period of 5 years, (3) a one time grant of 20,000 stock options at fair market value should Mr. McGuinn serve as Chairman of any Committee of the Board with 4,000 stock options vesting annually over a period of 5 years, and (4) a one time grant of 10,000 stock options (5,000 stock options per committee) at fair market value, as of the date of his appointment, for Mr. McGuinn’s appointment to the Audit and Compensation Committees of the Board, with 2,000 stock options vesting annually over a period of 5 years.

Including his position as the former Chairman and Chief Executive Officer of Mellon Financial Corporation, a global financial services company headquartered in Pittsburgh, Mr. McGuinn brings extensive business experience to his new role at the Company, as described in a press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press release dated July 8, 2009 announcing the appointment of Mr. McGuinn to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

July 8, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 8, 2009 announcing the appointment of Mr. McGuinn to the Board.